ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


    THIS AGREEMENT is made as of this ___ day of December, 1998, by and between La Crosse Funds, Inc., a
Wisconsin corporation (the "Corporation"), and Sunstone
Financial  Group,  Inc., a Wisconsin  corporation  (the
"Administrator").

    WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of common stock (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;
and

    WHEREAS,  the  Corporation  and  the  Administrator
desire to enter into an agreement pursuant to which the
Administrator  shall  provide administration  and  fund
accounting  services to such investment  portfolios  of
the  Corporation as are listed on Schedule A hereto and
any  additional  investment portfolios the  Corporation
and  Administrator  may  agree  upon  and  include   on
Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

    NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1. Appointment

   The Corporation hereby appoints the Administrator as administrator and fund accountant of the Funds for the period and on the terms set forth in this Agreement.
The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


2. Services as Administrator

    (a)  Subject  to the direction and control  of  the
Corporation's   Board   of  Directors   and   utilizing
information provided by the Corporation and its agents, the Administrator will provide the services set forth in Schedule B hereto. The duties of the Administrator shall be confined to those expressly specified in Schedule B, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

    (b)  The  Corporation  shall direct  its  officers,
investment   advisor,   distributor,   legal   counsel,
independent  accountants, transfer agent and  custodian
for  the Funds to cooperate with the Administrator  and
to  provide the Administrator, upon request, with  such
information, documents and advice relating to the Funds
and  the  Corporation as is within  the  possession  or
knowledge  of  such  persons, in order  to  enable  the
Administrator  to  perform its  duties  hereunder.   In
connection with its duties hereunder, the Administrator
shall  be  entitled to rely, and shall be held harmless
by  the  Corporation when acting in reliance, upon  the
instruction,  advice,  information  or  any   documents
relating to the Funds provided to the Administrator  by
an  officer or representative of the Funds or by any of
the  aforementioned  persons.   Fees  charged  by  such
persons shall be an expense of the respective Fund  (or
of  the  Funds' investment adviser) and  shall  not  be
included in the fees payable to the Administrator.  The
Administrator shall be entitled to rely on any document
which it reasonably believes to be genuine and to  have
been  signed  or  presented by the proper  party.   The
Administrator shall not be held to have notice  of  any
change    of   authority   of   any   officer,   agent,
representative  or  employee of the  Corporation  until
receipt of written notice thereof from the Corporation.
The  Administrator shall cooperate with the Corporation
and   its   legal  counsel,  independent   accountants,
custodian and transfer agent upon reasonable request in order to enable the Corporation's service providers to perform their duties with respect to the Funds.

   (c) In compliance with the requirements of Rule 31a-
3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Corporation hereunder are the property of the Corporation and further agrees to surrender promptly to the Corporation any of such records upon the Corporation's request free of any liens and charges. Subject to the terms of
Section 7, the Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940
Act the records set forth on Schedule B which are maintained by the Administrator for the Corporation.

    (d) It is understood that in determining security valuations, the Administrator employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds. The Administrator shall identify to the Corporation and the Board of Directors any such pricing service utilized on behalf of the Corporation. The
Administrator is authorized to rely on the prices provided by such service(s) or by the Funds' investment advisor or other authorized representative of the Funds, and shall not be liable for losses to the Corporation or its securityholders as a result of its reliance on the valuations provided by the approved pricing service(s) or the representative.

    (e) The Administrator shall perform its duties hereunder in compliance with all applicable laws.

     (f) The Corporation and the Funds' investment advisor have and retain primary responsibility for all compliance matters relating to the Funds including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, and the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information. The
Administrator will perform the compliance functions set forth in Schedule B and shall advise the Corporation of any significant compliance problems of which it becomes aware. The Administrator's monitoring and other functions hereunder shall not relieve the Corporation and the investment advisor of their responsibilities for assuring the Corporation's compliance with all applicable laws, rules and regulations and the Board of the Corporation's oversight responsibility with respect thereto.



3. Fees; Delegation; Expenses

    (a)  In  consideration  of  the  services  rendered
pursuant  to this Agreement, the Corporation  will  pay
the  Administrator  a fee, computed daily  and  payable
monthly, as provided in Schedule C hereto, plus out-of-
pocket  expenses.  The Corporation shall also  pay  the
Administrator  for  organizational  start-up   services
provided  on  behalf  of  the  Funds  as  specified  in
Schedule  C.  Out-of-pocket expenses include,  but  are
not limited to, travel, lodging and meals in connection
with  travel  on behalf of the Corporation, programming
and  related  expenses  in  connection  with  providing
electronic    transmission   of   data   between    the
Administrator and the Funds' other service providers, brokers, dealers and depositories, and photocopying, postage and overnight delivery expenses. Fees shall be paid by each Fund at a rate that would aggregate at least the applicable minimum fee for each Fund.

    (b) For the purpose of determining fees payable  to
the Administrator, net asset value shall be computed in
accordance  with  the  Corporation's  Prospectuses  and
resolutions  of the Corporation's Board  of  Directors.
The  fee for the period from the day of the month  this
Agreement  is entered into until the end of that  month
shall  be  pro-rated according to the proportion  which
such period bears to the full monthly period.  Upon any
termination  of this Agreement before the  end  of  any
month,  the fee for such part of a month shall be  pro-
rated  according  to the proportion which  such  period
bears  to the full monthly period and shall be  payable
upon the date of termination of this Agreement.  Should
the  Corporation be liquidated, merged with or acquired
by another fund or investment company, any accrued fees
shall   be  immediately  payable.   Such  fee   as   is
attributable to each Fund shall be a separate charge to each Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.

    (c)  The  Administrator will bear all  expenses  in
connection  with the performance of its services  under
this  Agreement  except as otherwise  provided  herein.
Other  costs  and  expenses  to  be  incurred  in   the
operation of the Funds, including, but not limited  to:
taxes;  interest;  brokerage fees and  commissions,  if
any;  salaries,  fees  and  expenses  of  officers  and
Directors;    Securities   and   Exchange    Commission
("Commission")  fees and state Blue Sky fees;  advisory
fees;  charges of custodians, transfer agents, dividend
disbursing  and  accounting services  agents;  security
pricing  services; insurance premiums; outside auditing
and   legal   expenses;  costs  of   organization   and
maintenance   of   corporate  existence;   typesetting,
printing,   proofing  and  mailing   of   prospectuses,
statements   of  additional  information,  supplements,
notices and proxy materials for regulatory purposes and
for  distribution to current shareholders; typesetting,
printing,  proofing  and mailing  and  other  costs  of
shareholder  reports; expenses in connection  with  the
electronic  transmission of documents  and  information
including  electronic filings with the  Commission  and
the states; expenses incidental to holding meetings  of
the   Fund's  shareholders  and  Directors;   and   any
extraordinary expenses; will be borne by the  Funds  or
their   investment  advisor.   Expenses  incurred   for
distribution of shares, including the typesetting, printing, proofing and mailing of prospectuses for persons who are not shareholders of the Corporation, will be borne by the investment advisor, except for such expenses permitted to be paid by the Corporation under a distribution plan adopted in accordance with applicable laws, if any.


4. Proprietary and Confidential Information

   The Administrator agrees on behalf of itself and its
employees  to  treat confidentially and as  proprietary
information  of the Corporation all records  and  other
information relative to the Funds and prior, present or
potential shareholders of the Corporation (and  clients
of  said shareholders), and not to use such records and
information  for any purpose other than performance  of
its responsibilities and duties hereunder, except after
prior  notification to and approval in writing  by  the
Corporation,  which approval shall not be  unreasonably
withheld   and   may   not  be   withheld   where   the
Administrator  may  be  exposed to  civil  or  criminal
proceedings  for failure to comply, when  requested  to
divulge    such   information   by   duly   constituted
authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Corporation. Records and information which have become known to the public through no wrongful act of the Administrator or any of its employees, agents or representatives shall not be subject to this paragraph.


5. Limitation of Liability

      (a)        The Administrator shall not be  liable
for  any error of judgment or mistake of law or for any
loss  suffered  by  the Funds in  connection  with  the
matters to which this Agreement relates, except  for  a
loss   resulting   from  the  Administrator's   willful
misfeasance, bad faith or negligence in the performance
of  its duties or from reckless disregard by it of  its
obligations   and   duties   under   this    Agreement.
Furthermore, the Administrator shall not be liable  for
any  action  taken or omitted to be taken in accordance
with  instructions received by the Administrator   from
an officer or representative of the Corporation.

          (b)         The   Administrator  assumes   no
responsibility hereunder, and shall not be liable,  for
any  damage, loss of data, errors, delay or  any  other
loss  whatsoever caused by events beyond its reasonable
control.   The  Administrator will, however,  take  all
reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.


6.   Year 2000 Compliance

      Administrator  acknowledges that the  Corporation
has  inquired  of  Administrator as to  the  Year  2000
compliance status of its computer systems and software and those of its software vendors. Administrator shall report to the Board of the Corporation at least quarterly as to the Year 2000 compliance status of its mission critical computer systems and software .


7. Term

    (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund for a period of one-year from the date hereof. Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods.

   (b) This Agreement may be terminated with respect to
any  one  or more particular Funds without penalty  (i)
upon  mutual consent of the parties, or  (ii) by either
party  upon  not  less than ninety (90)  days'  written
notice  to the other party (which notice may be  waived
by  the  party  entitled to the  notice)  (the  "Notice
Period").   The terms of this Agreement  shall  not  be
waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Corporation. During the Notice Period the Administrator shall not reduce the level of service provided to the Corporation and, subject to subparagraph (c) below, shall assist the Corporation in the transition of the functions to the successor administrator.

   (c) Notwithstanding anything herein to the contrary,
upon   the  termination  of  this  Agreement   or   the
liquidation   of   a  Fund  or  the  Corporation,   the
Administrator shall deliver the records of the  Fund(s)
and/or   Corporation  as  the  case  may  be   to   the
Corporation  or person(s) designated by the Corporation
and thereafter the Corporation or its designee shall be
solely  responsible for preserving the records for  the
periods  required  by all applicable  laws,  rules  and
regulations.  In addition, in the event of  termination
of  this  Agreement,  or  the proposed  liquidation  or
merger  of  the  Corporation  or  a  Fund(s),  and  the
Corporation  requests  the  Administrator  to   provide
services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.


8. Non-Exclusivity

    The  services of the Administrator rendered to  the
Corporation  are  not  deemed  to  be  exclusive.   The
Administrator  may render such services and  any  other
services   to   others,  including   other   investment
companies.  The Corporation recognizes that  from  time
to  time  directors,  officers  and  employees  of  the
Administrator   may   serve  as  trustees,   directors,
officers and employees of other entities (including other investment companies), that such other entities may include the name of the Administrator as part of their name and that the Administrator or its affiliates may enter into investment advisory or other agreements with such other entities.


9. Governing Law; Invalidity

   This Agreement shall be governed by and construed in
accordance with the laws of the State of Wisconsin.  To
the  extent  that the applicable laws of the  State  of
Wisconsin,  or  any of the provisions herein,  conflict
with  the  applicable provisions of the 1940  Act,  the
latter  shall  control,  and nothing  herein  shall  be
construed in a manner inconsistent with the 1940 Act or
any  rule  or order of the Commission thereunder.   Any
provision of this Agreement which may be determined  by
competent  authority to be prohibited or  unenforceable
in any jurisdiction and shall, as to such jurisdiction,
be  ineffective  to the extent of such  prohibition  or
unenforceability   in   any  jurisdiction   shall   not
invalidate or render unenforceable such provision in any other jurisdiction.


10.  Notices

      Any  notice required or permitted to be given  by
either party to the other pursuant to Paragraph 7 shall
be  in  writing and shall be deemed to have been  given
when  sent  by  registered or certified  mail,  postage
prepaid, return receipt requested, as follows:   Notice
to   the   Administrator  shall  be  sent  to  Sunstone
Financial  Group, Inc., 207 East Buffalo Street,  Suite
400, Milwaukee, WI, 53202, Attention Miriam M. Allison,
and  notice  to  the Corporation shall be  sent  to  La
Crosse   Funds,  Inc.  311  Main  Street,  La   Crosse,
Wisconsin  54601 Attention: Steven J. Hulme.


11.    Entire Agreement

    This Agreement constitutes the entire Agreement of the parties hereto.


12.     Counterparts

    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.



    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                              LA CROSSE FUNDS, INC.
                              (the "Corporation")



                              By:______________________
                                   Steven J. Hulme
                                   President

                              SUNSTONE FINANCIAL GROUP, INC.
                              ("Administrator")



                              By:_______________________
                                   President


                      Schedule A
                        to the
     Administration and Fund Accounting Agreement
                    by and between
                 La Crosse Funds, Inc.
                          and
            Sunstone Financial Group, Inc.




               Fund                          Effective Date


La Crosse Large Cap Stock Fund             December __, 1998


                      Schedule B
                        to the
     Administration and Fund Accounting Agreement
                    by and between
                 La Crosse Funds, Inc.
                          and
            Sunstone Financial Group, Inc.


                       Services


1. Provide office space, facilities, equipment and personnel to carry out Administrator's services hereunder:
2. Compile data for and prepare with respect to the Funds timely Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports on Form N-SAR;
3. Assist in the preparation of, for execution by the Corporation, and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Corporation's custodian or transfer agent, subject to review and approval of the Corporation and the Corporation's independent accountants;
4.   Prepare  the financial statements for  the  Annual
     and Semi-Annual Reports required pursuant to Section 30(d) under the 1940 Act;
5.   Review  drafts  of the Registration Statement  for
     the Corporation relating to the Funds subject to this Agreement (on Form N-1A or any replacement therefor) and any amendments thereto as prepared by Fund counsel and the Corporation, and provide the financial data for the foregoing;
6. Determine and periodically monitor each Fund's income and expense accruals and cause all appropriate expenses to be paid from Corporation assets on proper authorization from the Corporation;
7. Assist in the acquisition of the Corporation's fidelity bond required by the 1940 Act, monitor the amount of the bond and make the necessary Commission filings related thereto;
8.   Calculate  daily  net  asset  values  and   income
     factors of each Fund;
9.   Maintain  all general ledger accounts and  related
     subledgers;
10. Perform security valuations in accordance with the terms of the Funds' then current Prospectus and instructions of the Corporation's Board of Directors;
11. From time to time as the Administrator deems appropriate, check each Fund's compliance with the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus, Statement of Additional Information, Articles and Bylaws and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Corporation and the investment adviser of their of their responsibilities for assuring the Corporation's compliance with all applicable laws, rules and regulations and the Board's oversight responsibilities with respect thereto);
12. Maintain, and/or coordinate with the other service providers the maintenance of the accounts, books and other documents required pursuant to Rule 31a-1(a) and
     (b) under 1940 Act;
13.  Prepare   and/or   file  securities   registration
     compliance filings with the states identified by the Corporation to maintain the Fund's securities registration with the advice of the Corporation's legal counsel;
14. Develop with legal counsel and the Corporation an agenda for each board meeting and, if requested by the directors, attend board meetings and prepare minutes;
15.  Prepare  Form 1099s for directors and  other  fund
     vendors;
16. Calculate dividend and capital gains distributions subject to review and approval by the Corporation and its independent accountants;
17. Distribute to Fund access persons and receive quarterly transaction reports under the Funds' Code of Ethics, review reported transactions and report to the Board any transactions by access persons reported to have occurred within 7 days before or after a trade in the same security by a Fund (or such other window as the Board of Directors shall request);
18. Assist in the in-kind exchange of assets from North Central Trust Company's Common Trust Fund C:
     Equity and NCTC Growth Common Fund for shares of the Fund in accordance with procedures adopted by the Corporation, with the advice of legal counsel to the Corporation; and
19.  Generally     assist    in    the    Corporation's
     administrative operations as mutually agreed to by the parties.


                      Schedule C
                        to the
     Administration and Fund Accounting Agreement
                    by and between
                 La Crosse Funds, Inc.
                          and
            Sunstone Financial Group, Inc.




Name of Fund                      Annual Fees

La Crosse Large Cap      Up to $50 Million             28 basis points (0.28%)
Stock Fund               $50 Million to $100 Million   20 basis points (0.20%)
                         $100 Million to $250 Million  12 basis points (0.12%)
                         Over $250 Million              6 basis points (0.06%)


The foregoing fees for the initial Fund are subject to a minimum annual fee of $115,000. The fees assume a single class of shares. In addition, the Corporation shall also pay/reimburse the Administrator's out-of-pocket expenses as described in the Agreement. The minimum annual fee is subject to an annual escalation provision of 6%, which escalation shall be effective commencing one year from the effective date of this Agreement. Additional Funds shall also be subject to a minimum annual fee and an annual escalation provision which fees and escalation shall be specified in an amendment to this Schedule C relating to the additional
Fund(s).

Additional  fees shall apply when adding any additional
Fund(s)   as   compensation  for  the   Administrator's
services in connection with the organization of the new
Fund(s). The Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

The Corporation shall pay the Administrator $_______ for its initial start-up services for the Funds.